Exhibit 99.1

Press Release

Contact:
Investor Relations Redback Networks 408-750-5130 investor_relations@redback.com	Steve Schick (Media) Redback Networks 408-750-5096 schick@redback.com

REDBACK NETWORKS RECEIVES $30 MILLION FROM TCV

New Equity Funding to Further Growth in Broadband Market

SAN JOSE, Calif., January 5, 2004 – Redback Networks Inc. (NASDAQ: RBAKD), a leading provider of broadband networking systems, today announced that it has received $30 million in equity funding from Technology Crossover Ventures (TCV), a premier provider of growth capital to technology companies. In addition, the company today announced that its plan of reorganization became effective at 6:00 p.m. Pacific Time on January 2, and it has successfully completed the Chapter 11 process (please see separate press release).

“Having successfully completed our financial restructuring and having built a strong and unique position in the growing market for strategic broadband infrastructure, we are moving down the path towards profitability and long-term growth,” said Kevin DeNuccio, president and chief executive officer of Redback Networks. “The funding and endorsement from TCV will ensure uninterrupted momentum as we continue to move forward and should serve as a significant sign of progress, furthering the confidence of our customers and partners.

“We believe that Redback Networks holds an important position in the quickly expanding market for strategic broadband infrastructure,” said John Drew, General Partner, Technology Crossover Ventures. “TCV is committed to the long-term success of our investments, and we’re excited to contribute to Redback’s future in a promising market.”

In return for their $30 Million investment TCV received 651,749 shares of Series B convertible preferred shares that can be converted into common stock at a one for ten ratio. TCV also received warrants exercisable for 1,629,373 shares of common stock at an exercise price of $5.00 per common share.

The shares of preferred stock and warrants sold to the investors have not been registered under the Securities Act of 1933. Accordingly, these securities may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. Redback has agreed to file a registration statement covering resales of the common stock issuable upon conversion of the Series B preferred stock and exercise of the warrants by TCV. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock.

About Redback Networks Redback Networks Inc. enables carriers and service providers to build profitable next-generation broadband networks. The company’s User Intelligent Networks(tm) product portfolio includes the industry-leading SMS(tm) family of subscriber management systems, and the SmartEdge® Router and Service Gateway platforms, as well as a comprehensive User-to-Network operating system software, and a set of network provisioning and management software.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers.

# # #

REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. SMS and User Intelligent Networks are trademarks or service marks of Redback Networks Inc. All other products or services mentioned are the trademark, service marks, registered trademarks or registered service marks of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, those relating to Redback’s ability to complete the prepackaged plan of reorganization in approximately 10 days, remain listed on the Nasdaq National Market and maintain a stronger financial model. All forward-looking statements included in this document are based upon information available to Redback as of the date hereof, and Redback assumes no obligation to update these statements. These forward-looking statements involve a number of risks and uncertainties, the outcome of which could materially and adversely affect Redback’s actual future results. These risks and other risks relating to Redback’s business are set forth in the documents filed by Redback’ with the Securities and Exchange Commission (SEC), specifically the most recent reports on Form 10-K, 10-Q, Form 8-K, Registration Statements on Form S-4 (File Nos. 333-107714 and 333-108170), and amendments thereto, and other reports filed from time to time with the SEC.